UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 5, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 8.01.      Other Events.

On July 5, 2006 Wave Systems Corp. (“Wave”) announced that it has completed a definitive agreement with NTT DATA Corporation (“NTT”) of Japan whereby NTT is to resell Wave’s products and solutions, and provide support services to its customers, in the Japanese enterprise market. The announcement was made by means of a press release entitled “Wave Systems and NTT DATA Complete Agreement to Distribute EMBASSY® Technology and Services in Japan.” A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit 99.1	Press Release, dated July 5, 2006, announcing transaction with NTT Data Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  July 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated July 5, 2006, announcing the transaction with NTT Data Corporation.